UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 22, 2016

Heat Biologics, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

801 Capitola Drive

Durham, NC  27713

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 – Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 22, 2016, Heat Biologics, Inc. (the “Company”) received a deficiency letter from the NASDAQ Stock Market LLC (“NASDAQ”) indicating that, as of December 31, 2015 the Company’s reported stockholders’ equity of $2,495,000 did not meet the $2,500,000 minimum required to maintain continued listing, as set forth in NASDAQ Listing Rule 5550(b)(1), and that as of February 22, 2016 the Company does not meet the alternatives of market value of listed securities or net income from continuing operations. The notification has no immediate effect on the listing of the Company’s common stock on the Nasdaq Capital Market.

Under NASDAQ rules, the Company has 45 calendar days to submit a plan to regain compliance. If the Company’s plan is accepted, NASDAQ can grant an extension of up to 180 calendar days to evidence compliance. If the Company fails to regain compliance, the Company’s stock will be subject to delisting by NASDAQ.

The Company is considering actions that it may take in response to this notification in order to regain compliance with the continued listing requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2016	HEAT BIOLOGICS, INC.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and Chief Executive Officer